Exhibit 10.2

EXECUTION VERSION

OMNIBUS AMENDMENT AND TERMINATION AGREEMENT

FOR THE NEW YORK REIT, INC.

SECOND AMENDED AND RESTATED
2014 ADVISOR MULTI-YEAR OUTPERFORMANCE AGREEMENT

This OMNIBUS AMENDMENT AND TERMINATION AGREEMENT FOR THE NEW YORK REIT, INC. SECOND AMENDED AND RESTATED 2014 ADVISOR MULTI-YEAR OUTPERFORMANCE AGREEMENT, dated as of May 25, 2016 (this “Agreement”), is entered into by and among New York REIT, Inc. (the “Company”), New York Recovery Operating Partnership, L.P. (the “Partnership”), New York Recovery Advisors, LLC (the “Advisor”) and each of the persons whose names are set forth on Schedule A hereto (the “Transferees”).

WHEREAS, the Company, the Partnership and the Advisor are party to that certain New York REIT, Inc. Second Amended and Restated 2014 Advisor Multi-Year Outperformance Agreement, effective as of August 5, 2015 (as amended, modified or supplemented, the “OPP Agreement”) (capitalized terms used but not defined herein will have the respective meanings set forth for them in the OPP Agreement);

WHEREAS, the Company previously issued to the Advisor the Award LTIP Units under the OPP Agreement and the Advisor previously distributed a portion of such Award LTIP Units to certain of the Transferees;

WHEREAS, the Award LTIP Units are governed by (i) the OPP Agreement and (ii) that certain Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of April 15, 2014 (as amended, modified or supplemented, the “Partnership LPA”);

WHEREAS, in addition to the Award LTIP Units, (i) the Company previously issued to the Advisor and/or the Transferees OP Units and (ii) the Advisor previously distributed the OP Units issued to the Advisor to certain of the Transferees;

WHEREAS, the OP Units are governed by the Partnership LPA;

WHEREAS, in accordance with the Partnership LPA, certain of the Transferees previously (i) received shares of common stock, par value $0.01 per share of the Company (the “Company Stock”) in respect of the redemption of certain of their OP Units and (ii) submitted a redemption request to the Partnership on May 13, 2016 (the “Redemption Request”), in respect of their respective OP Units not previously redeemed (the OP Units subject to such redemption request, the “Redeemed OP Units”);

WHEREAS, the Company previously issued to certain Transferees shares of restricted Company Stock, with the number of shares that remain unvested as of the date hereof set forth opposite such Transferees’ names on Schedule A (such unvested shares, the “Unvested Stock”);

WHEREAS, as of the date hereof, each Transferee owns the number of Award LTIP Units, OP Units (excluding Redeemed OP Units), Redeemed OP Units and shares of Unvested Stock set forth opposite such Transferee’s name on Schedule A;

WHEREAS, the Company and the Partnership have entered into that certain Master Combination Agreement, dated as of the date hereof, by and among JBG Properties Inc. (“Jaguar”), JBG/Operating Partners, L.P. and their affiliates that are parties thereto (the “Combination Agreement”);

WHEREAS, the consummation of the transactions contemplated by the Combination Agreement (the “Closing”) will constitute a “Change of Control” for purposes of the OPP Agreement;

WHEREAS, in connection with the transactions contemplated by the Combination Agreement, the Company, the Partnership (acting through the Committee) and the Advisor desire to amend the OPP Agreement and subsequently terminate the OPP Agreement, in each case, in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to the following:

1.                                      Effective as of immediately prior to, but subject to, the Closing:

a.                                 (i) All Award LTIP Units (whether currently held by the Advisor or a Transferee) that have been earned based on performance through the Closing in accordance with Sections 3 and 4(c) of the OPP Agreement and that are outstanding as of immediately prior to the Closing and (ii) 2,865,916 of the remaining Award LTIP Units that are outstanding as of immediately prior to the Closing shall automatically become earned and fully vested as of the Closing (collectively, the “Earned LTIP Units”).

b.                                 All Award LTIP Units not constituting Earned LTIP Units shall be automatically cancelled, forfeited and null and void as of the Closing.

2.                                      Notwithstanding Section 3(f) of the OPP Agreement or Sections 8.04 and 13.02 of the Partnership LPA (except for the book-up in accordance with Section 6.3(c) of Combination Agreement), subject to and effective immediately prior to the Closing (but conditioned thereon) and without any action on the part of the Company, the Partnership, the Advisor, the Transferees or any other person:

a.                                      (i) the Earned LTIP Units shall automatically convert into OP Units and (ii) immediately thereafter and on the same day as such conversion (and also immediately prior to the Closing, such OP Units shall be redeemed by the Partnership, and, in consideration therefor, the Partnership shall deliver to (A) the Advisor 2,865,916 shares of Company Stock (such shares, the “Advisor Consideration”) and (B) each Transferee a number of shares of Company Stock equal to the number set forth opposite such Transferee’s name on Schedule A (the “Transferee Consideration” and together with the Advisor Consideration, the “OPP Consideration”); and

b.                                      the OP Units not constituting Redeemed OP Units shall be redeemed by the Partnership, and, in consideration therefor, the Partnership deliver to each Transferee a number of shares of Company Stock equal to the number set forth opposite such Transferee’s name on Schedule A; and

c.                                       the Advisor shall promptly upon receipt of the Advisor Consideration distribute the same to the Transferees in accordance with the terms of the Advisor’s limited liability company agreement and in the amounts set forth opposite the Transferees’ name on Schedule A.

The parties agree that the steps pursuant to this Section 2 shall be deemed to be taken in the following order: (i) the Award LTIP Units being earned in accordance with Section 1(a)(ii); (ii) the vesting of the Earned LTIP Units; (iii) the book-up in accordance with Section 6.3(c) of the Combination Agreement, (iv) conversion of Earned LTIP Units into OP Units; (v) the redemption of the OP Units for Company Stock in accordance with Section 2(b); and (vi) the Closing.

3.                                      The Partnership shall redeem the Redeemed OP Units in consideration for Company Stock in accordance with the terms of the Partnership LPA and the Redemption Request; provided, that the delivery of the shares of Company Stock in respect of such Redeemed OP Units shall be made no later than the Closing.

4.                                      The number of shares of Company Stock to be delivered to the Advisor or a Transferee in respect of the OPP consideration or as contemplated by Section 2(b) shall be appropriately adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Company Stock prior to the Closing.

5.                                      The Company and the Partnership each hereby acknowledge and agree that (i) all distributions to which the Advisor or a Transferee are entitled in respect of Award LTIP Units, OP Units, Redeemed OP Units or Unvested Stock (collectively, the “Equity”) shall be made monthly and (ii) from and after the conversion or redemption of the Equity, all distributions in respect of the shares of Company Stock delivered in exchange for such Equity shall be made at the same time and manner as the distributions made to all other shares of Company Stock.

6.                                      The Company and the Partnership shall each use their respective commercially reasonable efforts to ensure that all of the shares of Company Stock held by the Advisor or a Transferee as of the date hereof and, when issued, any shares of Company Stock acquired pursuant to the terms of this Agreement (including, without limitation, the OPP Consideration, the Unvested Stock and the shares of Company Stock issued in respect of the Redeemed OP Units and the OP Units) can be freely resold and transferred by the Transferees and the Advisor pursuant to an effective registration statement (the “Registration Statement”) and without any restrictions or limitations as soon as practicable, and in any event within 30 days of mailing of the proxy statement mailed to the shareholders of the Company in connection with the Combination Agreement.

7.                                      Each of the Advisor and each Transferee acknowledges and agrees that, except as otherwise expressly provided herein, from and after the Closing neither the Advisor nor any Transferee will have any rights to, or otherwise in respect of, any Award LTIP Units or otherwise under the OPP Agreement, including, without limitation, no right to earn or otherwise receive any additional Award LTIP Units or other amounts pursuant to the OPP Agreement or to convert any Award LTIP Units (including Earned LTIP Units) into OP Units; provided¸ however, that notwithstanding anything contained herein to the contrary, the Advisor and the Transferees shall continue to have the rights set forth in Section 9(k) and 9(o) of the OPP Agreement.

8.                                      Effective as of the date hereof, this Agreement amends and is hereby incorporated in and forms a part of the OPP Agreement, and, except as amended hereby, all terms and provisions of the OPP Agreement shall be unmodified and remain in full force and effect.  Prior to the Closing or, if earlier, the termination of the Combination Agreement in accordance with its terms prior to the Closing, the OPP Agreement shall not be further amended or modified, and this Agreement shall not be rescinded, amended or otherwise modified, unless such amendment or modification is in writing and signed by the parties hereto.

9.                                      Each of the parties hereby acknowledges and agrees that, effective as of the Closing, the OPP Agreement shall be terminated and of no further force or effect; provided, that the termination of the OPP Agreement shall have no effect on the rights of the Transferees or the Advisor with respect to the matters set forth herein (including the rights set forth in Sections 9(k) and 9(o) of the OPP Agreement which shall survive the termination of the OPP Agreement in accordance with its terms).  The Advisor represents and warrants to the Company and the Partnership that no individual other than the Transferees (and, if applicable, any spouse or beneficiary of any Transferee) has any right in respect of Award LTIP Units.

10.                               The Advisor and/or the Transferees, as the case may be, shall be solely responsible for all federal, state, local or foreign income taxes or any taxes under the Federal Insurance Contributions Act with respect to any payments made hereunder.  Notwithstanding anything to the contrary in this Agreement, any party providing payment under this Agreement shall, to the extent permitted by law, be entitled to deduct and withhold from any amounts otherwise payable in connection with this Agreement such amounts as are required to be deducted and withheld under the Code or any provision of applicable law.

11.                               This Agreement supersedes all prior agreements between the parties with respect to the subject matter thereof and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter thereof.

12.                               This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each one of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

13.                               This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the Law of the State of New York, not taking into account any rules of conflicts of laws that would cause the application of the laws of any other jurisdiction.

14.                               If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

15.                               Except as expressly provided herein, this Agreement shall automatically terminate and be of no further force and effect if the Combination Agreement terminates prior to the Closing.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

NEW YORK REIT, INC.

By:		/s/ Michael A. Happel
Name: Michael A. Happel
Title: Chief Executive Officer and President

NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P.

By: New York REIT, Inc., its general partner

	By:	/s/ Michael A. Happel
Name: Michael A. Happel
Title: Chief Executive Officer and President

NEW YORK RECOVERY ADVISORS, LLC

By:		/s/ James A. Tanaka
Name: James A. Tanaka
Title: Authorized Signatory

Signature page to Omnibus Amendment and Termination Agreement

TRANSFEREES:

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch

By:	/s/ Shelley D. Schorsch
Name: Shelley D. Schorsch

By:	/s/ William M. Kahane
Name: William M. Kahane

By:	/s/ Peter M. Budko
Name: Peter M. Budko

By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.

By:	/s/ Brian S. Block
Name: Brian S. Block

By:	/s/ Michael A. Happel
Name: Michael A. Happel

By:	/s/ Nicholas Radesca
Name: Nicholas Radesca

By:	/s/ Jesse C. Galloway
Name: Jesse C. Galloway

Signature page to Omnibus Amendment and Termination Agreement

TRANSFEREES (cont’d):

By:	/s/ Louisa Quarto
Name: Louisa Quarto

Signature page to Omnibus Amendment and Termination Agreement

SCHEDULE A

[Intentionally Omitted]